Exhibit 1.1

INLAND MONTHLY INCOME TRUST, INC.

180,000,000

SHARES OF COMMON STOCK

$.001 PAR VALUE PER SHARE

FORM OF DEALER MANAGER AGREEMENT

[                                              ]

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Ladies and Gentlemen:

Inland Monthly Income Trust, Inc., a Maryland corporation formed on August 24, 2011 (the “Company”), is offering upon the terms and conditions set forth in the Prospectus (as defined below) (i) on a “best efforts” basis up to 150,000,000 shares of common stock, $.001 par value per share (the “Shares”), for a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of tax-exempt entities) and (ii) up to 30,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Company’s distribution reinvestment plan (collectively, the “Offering”).  Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix C-1 to the Prospectus (appropriately modified, in the case of Canadian subscribers, to conform to applicable requirements of Canadian provincial and territorial securities laws) (as may be amended by the Company from time to time, the “Subscription Agreement”), and will, upon acceptance of the subscriptions by the Company, become a stockholder of the Company (individually a “Stockholder” and collectively the “Stockholders”). Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

Inland Securities Corporation, a Delaware corporation, has agreed to act as the exclusive dealer manager (the “Dealer Manager”) in connection with the offering and sale of the Shares.

In consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1.                                       Representations and Warranties of the Company.  The Company hereby represents, warrants and agrees as follows:

(a)                                  Registration Statement and Prospectus.  A registration statement (File No. 333-176775) on Form S-11 with respect to an aggregate of 180,000,000 Shares has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and

Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder.  The registration statement, which includes a preliminary prospectus, will become effective on the Effective Date (as defined in Section 10(a)(i) hereof).  Copies of the registration statement and prospectus contained therein are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus first filed pursuant to Rule 424(b).

(b)                                 No Stop Order.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted, are pending before, or, to the Company’s knowledge, are threatened by the Commission.

(c)                                  Compliance with the Securities Act.  From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 3(d) hereof):

(i)            the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein by the Securities Act and the Rules and Regulations and will comply in all material respects with the Securities Act and the Rules and Regulations; and

(ii)           neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 No Subsequent Material Events.  Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, there has not been and will not be any material adverse change in the financial position or results of operations of the Company, and the Company has not and will not have:

(i)            incurred any material liabilities or obligations; or

(ii)           entered into any material transaction not in the ordinary course of business.

(e)                                  Corporation Status. The Company is a corporation duly formed and validly existing under the General Corporation Law of the State of Maryland.

(f)                                    Authorization of Agreement.  This Dealer Manager Agreement (this “Agreement”) has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights and remedies generally or by equitable principles relating to the availability of remedies).

(g)                                 Non-contravention.  The performance of this Agreement by the Company, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein except as have been obtained under the Securities Act, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be required under the applicable “blue sky” or other state securities laws in connection with the offer and sale of the Shares.

(h)                                 Pending Actions.  There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the Offering.

(i)                                     Required Filings.  There are no contracts or other documents required to be filed by the Securities Act or the Rules and Regulations thereunder as exhibits to the Registration Statement which have not been so filed.

(j)                                     Federal Income Tax Laws.  The Company has obtained an opinion of Shefsky & Froelich Ltd., Chicago, Illinois, stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the “Federal Income Tax Considerations” section of the Prospectus (and as represented to Shefsky & Froelich Ltd. by the Company) and timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) beginning with its taxable year ending December 31, 201[  ], and that its method of operation (as described in the Prospectus and represented by management) should enable the Company to satisfy the requirements for qualifying as a REIT.

(k)                                  Independent Registered Public Accounting Firm.  To the best of the Company’s knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.

The Company and its subsidiaries each maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remedied), and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)                                     Authorization of the Shares.  At the Effective Date, the Company will have an authorized and outstanding capitalization as set forth in the Prospectus.  The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company for the consideration set forth in the Prospectus and issued to the respective subscribers, the Shares will be fully paid and non-assessable.  Stockholders will have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares will not be convertible or subject to redemption.

2.                                       Representations and Warranties of the Dealer Manager.  The Dealer Manager hereby represents, warrants and agrees as follows:

(a)                                  Corporation Status.  The Dealer Manager is a Delaware corporation duly formed and validly existing under Delaware law.

(b)                                 Broker-Dealer.  The Dealer Manager is a member in good standing of FINRA and is licensed as a broker-dealer in all fifty states, Puerto Rico and the District of Columbia.  All registered representatives acting on behalf of the Dealer Manager have the appropriate license(s) to offer and sell the Shares.

(c)                                  Authorization of Agreement.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Dealer Manager and constitutes the valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affects creditors’ rights or remedies generally or by equitable principles relating to the availability of remedies).

3.                                       Offering and Sale of the Shares.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the

Company hereby appoints the Dealer Manager as its exclusive dealer manager to offer, and to cause Soliciting Dealers (as defined in Section 3(a) hereof) to offer, on a “best efforts” basis, Shares on the terms and conditions set forth in the Prospectus and in the Subscription Agreement.  The Dealer Manager hereby agrees to act as dealer manager during the period commencing with the Effective Date and ending on the Termination Date (the “Offering Period”).  The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company.  In the absence of mutual agreement, the Company shall, subject to the provisions of Section 3(b) hereof, accept Subscription Agreements based upon a first come, first accepted reservation or other similar method.  Nothing contained in this Section 3 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve the Dealer Manager or any Soliciting Dealer of the responsibility of complying with the rules of FINRA or, if applicable, the laws of any foreign jurisdiction, including without limitation Canadian provincial and territorial securities laws.

(a)                                  Soliciting Dealers.  The Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, any other securities dealers that the Dealer Manager may retain (individually a “Soliciting Dealer” and collectively the “Soliciting Dealers”), each of whom with respect to offers and sales of Shares in the United States of America is a member of FINRA and with respect to offers and sales of Shares in Canada is properly registered as a dealer under applicable Canadian provincial and territorial securities laws or exempt from such registration.  The Dealer Manager must execute an agreement with each Soliciting Dealer substantially in the form of the Soliciting Dealer Agreement attached hereto as Exhibit A (appropriately modified, in the case of a Soliciting Dealer who will make offers and sales of Shares in Canada, to conform to applicable requirements of Canadian provincial and territorial securities laws) or as otherwise agreed to by the Dealer Manager and the Company before the Soliciting Dealer makes any offers or sales of Shares.

(b)                                 Escrow.  The Dealer Manager agrees to be bound by the terms of an escrow agreement among UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the Dealer Manager and the Company (the “Escrow Agreement”), in a form reasonably acceptable to the parties thereto, as such agreement may be amended from time to time.  Except as otherwise directed by the Company, all funds received by the Dealer Manager for the sale of Shares shall be deposited in an escrow account with the Escrow Agent in accordance with the provisions of Section 3(c) hereof.

(i)            Except as otherwise directed by the Company, once the escrow account contains paid and accepted subscriptions for at least $2,000,000, excluding for these purposes any funds received from Affiliated Persons, Tennessee Subscribers and Pennsylvania Subscribers (as those terms are defined in the Escrow Agreement) (the “Minimum Offering”), all subscription funds, other than funds received from Tennessee Subscribers and Pennsylvania Subscribers, may be deposited directly into the Company’s account without restriction.

(ii)           Once the paid and accepted subscriptions, excluding for these purposes any funds received from Pennsylvania Subscribers, equal or exceed $20,000,000, all subscription funds from Tennessee Subscribers may be deposited directly into the Company’s account without restriction.

(iii)          Once the paid and accepted subscriptions equal or exceed $75,000,000, all subscription funds received from Pennsylvania Subscribers may be deposited directly into the Company’s account without restriction.

(c)                                  Subscription Agreements and Subscriber Funds.

(i)                                     Prior to the time the Company has received subscriptions for Shares resulting in gross offering proceeds equal to the Minimum Offering (and, with respect to Tennessee Subscribers and Pennsylvania Subscribers, equal to the minimum offering amounts set forth in Section 3(b)(ii) and (iii), respectively):

(A)                              Those persons desiring to purchase Shares shall be instructed by the Dealer Manager or the Soliciting Dealer to make their checks payable to “UMB Bank, Escrow Agent for Inland Monthly Income Trust, Inc.”

(B)                                If the Soliciting Dealer conducts its internal supervisory procedures at the location where Subscription Agreements and checks are initially received, the Soliciting Dealer shall conduct its suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Escrow Agent, by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and the check.

(C)                                If the Soliciting Dealer’s internal supervisory procedures are performed at a different location (the “Final Review Office”), the Soliciting Dealer shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and check.  The Final Review Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Escrow Agent.

(ii)                                  At and after the Company has received subscriptions for Shares resulting in gross offering proceeds equal to the Minimum Offering (and, with respect to Tennessee Subscribers and Pennsylvania Subscribers, equal to the minimum offering amounts set forth in Section 3(b)(ii) and (iii), respectively):

(A)                              Those persons desiring to purchase Shares shall be instructed by the Dealer Manager or the Soliciting Dealer to make their checks payable to “Inland Monthly Income Trust, Inc.”

(B)                                If the Soliciting Dealer conducts its internal supervisory procedures at the location where Subscription Agreements and checks are initially received, the Soliciting Dealer shall conduct its suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the

Subscription Agreement to the Dealer Manager and forward the check to the Company, by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and the check.

(C)                                If the internal supervisory procedures are performed at the Final Review Office, the Soliciting Dealer shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following the Soliciting Dealer’s receipt of the Subscription Agreement and check.  The Final Review Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to the Dealer Manager and forward the check to the Company.

(D)                               If the Dealer Manager or any Soliciting Dealer receives a check that is made payable to the Escrow Agent, the Dealer Manager shall deposit such check with the Escrow Agent for payment to the Company at its request.

(iii)                               The Company reserves the unconditional right to reject any Subscription Agreement (except for subscriptions through the Company’s distribution reinvestment plan).  The Company will promptly notify the Dealer Manager or the Soliciting Dealer, as appropriate, of any rejection, and the Dealer Manager shall direct the Escrow Agent to promptly return the check to the rejected subscriber.

(d)                                 Termination of the Offering.  The Offering Period will terminate on a date on or before two years from the original effective date of the Prospectus (subject to requalification in certain states), subject in any event to the Company’s right to terminate the Offering at any time (the “Termination Date”); provided, that the Company may extend the Offering for a third year (subject to requalification in certain states); provided, further, that in the event that the Company extends the Offering for a third year and files another registration statement during that extension year in order to sell additional Shares, the Company may continue to sell Shares in the Offering until the earlier of 180 days after the third anniversary of commencing the Offering or the effective date of the subsequent registration statement.

4.                                       Dealer Manager Compensation.

(a)                                  Selling Commission.  As compensation for services rendered hereunder, the Company shall pay the Dealer Manager, subject to the volume discounts and provisions regarding Special Sales (as defined below), the following: (i) a selling commission equal to seven percent (7.0%) of the gross offering price of each Share for which a sale is completed with respect to Shares offered on a “best efforts” basis, of which the full amount may be reallowed by the Dealer Manager to the Soliciting Dealers (the “Selling Commission”); (ii) a marketing contribution equal to three percent (3.0%) of the gross proceeds of the offering of Shares on a “best efforts” basis, of which one and one-half percent (1.5%) may be reallowed by the Dealer Manager to the Soliciting Dealers (the “Marketing Contribution”); and (iii) a reimbursement for any bona-fide out-of-pocket, itemized and detailed due diligence expenses in an amount not to exceed one-half of one percent (0.5%) of the gross proceeds of the offering of Shares on a “best efforts” basis, which may be reimbursed, in the Company’s sole discretion, from amounts paid as the Marketing Contribution or from Issuer Costs (as defined in Section 7 hereof).

(b)                                 Volume Discounts.

(i)            Notwithstanding the provisions of Section 4(a) hereof, and subject to certain conditions and exceptions explained below, the Selling Commission to be paid by the Company shall be reduced for Shares sold to single investors who make an initial cash investment or, in the aggregate, combined additional investments of at least $500,000.00 through the same Soliciting Dealer.  The per Share discount will apply to the specific range of each Share purchased in the total volume ranges set forth in the following schedule:

Amount of Selling	Volume Range of		Maximum Reallowable
Commission	Purchaser’s Investment		Commission
Volume Discount	From	To	Per Share
1%	$500,001	$1,000,000	6%
2%	$1,000,001	$2,000,000	5%
3%	$2,000,001	$3,000,000	4%
4%	$3,000,001	$4,000,000	3%
5%	$4,000,001	$5,000,000	2%
6%	$5,000,001	and over	1%

Any reduction in the amount of the Selling Commissions in respect of volume discounts received will be credited to the investor in the form of additional Shares.

As an example, a single purchaser who invests $1,250,000 in Shares would receive 126,015 Shares rather than 125,000 Shares and the Selling Commission would be $77,500.  The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 50,000 Shares at a cost of $10.00 per Share (Selling Commissions of $.07 per Share); for the next $500,000 invested, the purchaser would acquire 50,505 Shares at a cost of $9.90 per Share (Selling Commissions of $.06 per Share); and for the last $250,000 invested, the purchaser would acquire 25,510 Shares at a cost of $9.80 per Share (Selling Commissions of $.05 per Share).

(ii)           To the extent reasonably practicable, the Dealer Manager or the Soliciting Dealer shall combine purchases for the purpose of qualifying an investor for, and crediting a purchaser or purchasers with, additional Shares, provided that all combined purchases are made through the same Soliciting Dealer and approved by the Company.  For these purposes, the Company will combine subscriptions made in the Offering with other subscriptions in the Offering by the same purchaser for the purpose of computing amounts invested.  Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common.  For these purposes, a “primary household group” includes the purchaser, the purchaser’s spouse or “domestic or life partner” and all of the purchaser’s unmarried children under the age of twenty-one (21).  For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.  Purchases by tax-exempt or non tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases.  The Dealer Manager acknowledges and agrees that purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested may have adverse tax consequences to the investor.  The investor must mark the “Additional Investment” space on the Subscription Agreement signature page and provide a Letter of Instruction to identify the accounts to be combined in order for purchases to be combined.  The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space and provide a Letter of Instruction.

(iii)          In the case of subsequent investments or combined investments, a volume discount shall be applicable only on the portion of the subsequent or combined investment that resulted in the investment exceeding the breakpoint.  For example, a person investing $50,000 who previously invested $490,000 may combine these amounts to reach the $500,001 breakpoint entitling the person to a lower sales commission on the $50,000 investment. If Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of the combined purchases will be credited on a pro rata basis.  If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(iv)          Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5.0%) on any purchase of Shares if the investor owns, or may be deemed to own, any Shares prior to subscribing.  This restriction may limit the amount of the volume discount after the purchaser’s initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of combining purchases.

(c)                                  Commissions after the Acceptance or Rejection of a Subscriber.

(i)            No commission shall be payable on any subscription rejected by the Company.  The Company may reject a subscription for any reason or for no reason.

(ii)           No Selling Commission or Marketing Contribution shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the sale of Shares to the Dealer Manager or any of the Dealer Manager’s or the Company’s directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings).

(iii)          All Selling Commissions due hereunder will be paid on a weekly basis, substantially concurrently with the acceptance of a subscriber as a stockholder by the Company; provided, however, that the Company may, in its sole discretion, make these payments on a monthly basis.

(d)                                 No Commissions in Respect of Special Sales.  The Company will not pay the Selling Commissions in respect of Special Sales.  For purposes of this Agreement, “Special Sale” shall mean: (i) the sale of Shares to each Soliciting Dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of Selling Commissions for $9.30 per Share; (ii) Shares credited to an investor as a result of a volume discount; (iii) the sale of

Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature.  The Company shall not pay the Marketing Contribution in respect of Special Sales, except for Shares credited to an investor as a result of a volume discount.

5.                                      Covenants of the Company.  The Company covenants and agrees with the Dealer Manager that:

(a)                                 Registration Statement.  The Company will use its commercially reasonable best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Dealer Manager shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which the Dealer Manager shall have reasonably objected or which is not, to the best of the Company’s knowledge, in compliance with the Securities Act and the Rules and Regulations.  The Company will prepare and file with the Commission and will use its commercially reasonable best efforts to cause to become effective as promptly as possible:

(i)            any amendments to the Registration Statement or supplements to the Prospectus that may be required pursuant to the undertakings in the Registration Statement; and

(ii)           upon the Dealer Manager’s reasonable request, any amendments to the Registration Statement or supplements to the Prospectus that, in the opinion of the Dealer Manager or the Dealer Manager’s counsel, may be necessary or advisable.

(b)                                 SEC Orders.  The Company shall advise the Dealer Manager of any request made by the Commission to amend the Registration Statement, supplement the Prospectus or for additional information or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose.  The Company shall use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

(c)                                  Blue Sky Qualifications.  The Company shall use its commercially reasonable best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of the jurisdictions as the Dealer Manager may reasonably request and to make any applications, file any documents and furnish any information as may be reasonably required for that purpose.  With respect to the offer and sale of Shares in Canada, the Company will file or cause to be filed all forms of undertakings required to be filed by it so that the distribution of the Shares may lawfully occur without the necessity of filing a prospectus in any Canadian province or territory.  The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with copies of all material documents and correspondence sent to or received from these jurisdictions and will promptly advise the Dealer Manager when the Shares become qualified for offering and sale in each jurisdiction.  The Company will promptly advise the Dealer Manager of any request made by the securities administrators of each jurisdiction to revise the Registration Statement or the Prospectus or for additional information or of the issuance of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.  The Company will furnish the Dealer Manager with a blue sky survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in the survey.

(d)                                 Amendments and Supplements.  If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act or otherwise during the period of distribution of the Shares, any event shall have occurred to the knowledge of the Company as a result of which the Registration Statement or the Prospectus or the Private Placement Memorandum (as defined in Section 6(b) hereof), as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus or Private Placement Memorandum relating to the Shares, the Company will promptly notify the Dealer Manager and will prepare and file with the Commission or any Canadian provincial or territorial securities administrator, as applicable, an amendment or supplement.

(e)                                  Copies of Registration Statement.  The Company will furnish the Dealer Manager copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus or Private Placement Memorandum and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and any other information with respect to the Company as the Dealer Manager may from time to time reasonably request, in each case as soon as available and in such quantities as the Company may reasonably request.

(f)                                   Qualification to Transact Business.  The Company will take all reasonable steps necessary to ensure that it will be validly existing as a Maryland corporation at all times and will be qualified to do business in all jurisdictions in which the conduct of its business requires qualification and where qualification is required under applicable law.

(g)                                  Authority to Perform Agreements.  The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it to perform its obligations under this Agreement and under the Company’s bylaws and charter (as each may be amended from time to time) and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Prospectus.

(h)                                 Copies of Reports.  The Company will use its commercially reasonable best efforts to furnish to the Dealer Manager as promptly as shall be practicable the following:

(i)            a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders;

(ii)           a copy of each report (whether financial or otherwise) filed with the Commission; and

(iii)          such other information as the Dealer Manager may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

(i)                                     Use of Proceeds.  The Company will apply the proceeds from the sale of Shares as set forth in the Prospectus; provided that, if for any reason, all or a portion of the proceeds of the Offering are not applied or committed for use as provided in the Prospectus within twelve months of the Termination Date, the Company shall promptly return the unused proceeds, with interest, to each subscriber on a pro rata basis.

(j)                                    Organization and Offering Expenses.  In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed eleven and one-half percent (11.5%) of the gross proceeds of the offering of Shares on a “best efforts” basis.

6.                                      Covenants of the Dealer Manager.  The Dealer Manager covenants and agrees with the Company on behalf of the Dealer Manager as follows:

(a)                                 Compliance with Laws.

(i)            The Dealer Manager shall comply with any requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the rules of FINRA, specifically including, but not in any way limited, to NASD Rule 2440 and FINRA Rules 2310, 5110, 5130 and 5141 therein, and any successors to such rules, applicable to the offer and sale of Shares (including, without limitation, any resales or transfers of Shares).

(ii)           All sales of Shares described in Sections 4(c)(ii) and 4(d) hereof shall comply, and be made in accordance with, the rules of FINRA, specifically including, but not in any way limited to, FINRA Rule 5130 therein.

(iii)          The Dealer Manager shall comply with all Canadian provincial and territorial securities laws applicable to the offer and sale of Shares (including, without limitation, any resales or transfers of Shares), will not offer or sell Shares (including, without limitation, any resales or transfers of Shares) in Canada except to “accredited investors” pursuant to Ontario Securities Commission Rule 45-501 or Multilateral Instrument 45-103 of the Canadian Securities Administrators and will not take any action that would obligate the Company to file a prospectus under these laws.

(iv)          In accordance with applicable law or as prescribed by any state securities administrator, the Dealer Manager shall provide or cause Soliciting Dealers to provide any prospective investor with copies of any exhibit to the Registration Statement; provided that if the Dealer Manager intends to deliver the Prospectus by means of electronic delivery, the Dealer Manager shall comply with all appropriate procedures, including any requirements imposed by the Commissions.

(b)                                 Sales Literature.  The Dealer Manager shall use and distribute in conjunction with the Offering only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company, provided, that the Dealer Manager shall not deliver any sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus.  With respect to the distribution of Shares in Canada, the Prospectus shall be distributed together with a private placement memorandum “wrap” (the wrap document and the Prospectus being collectively referred to as the “Private Placement Memorandum”) in the form approved by the Company, the Company’s Canadian counsel and the Dealer Manager in order to comply with applicable Canadian provincial and territorial securities laws.

(c)                                  No Additional Information.  In offering the Shares for sale, the Dealer Manager shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to the Dealer Manager for this purpose by the Company.

(d)                                 Jurisdictions.  The Dealer Manager shall solicit purchases of the Shares for the account of the Company only in the jurisdictions in which the Dealer Manager is legally qualified to so act and in which the Dealer Manager has been advised in writing by the Company that solicitation is permissible under the law of the applicable jurisdiction.  The Company shall specify only those jurisdictions in which the Offering has been authorized by appropriate state regulatory authorities or jurisdictions, including Canadian provinces, in which the Shares may be offered and sold in reliance on exemptions from the prospectus requirements of those jurisdictions’ securities laws or pursuant to discretionary exemption orders obtained in advance from the applicable authorities.  Unless otherwise specified by the Company in writing, no Shares shall be offered or sold for the account of the Company in any other states or jurisdictions.

(e)                                  Subscription Agreement.  Subscriptions will be submitted by the Dealer Manager to the Company only on the Subscription Agreement.  The Subscription Agreement to be executed by Canadian subscribers will be in the form as approved by the Dealer Manager, the Company and Canadian counsel.  The Dealer Manager understands and acknowledges that the Subscription Agreement must be validly executed and delivered by the subscriber.  In addition, the Dealer Manager shall ensure that no Subscription Agreement is presented to the Company for acceptance until at least five (5) business days after the date on which the subscriber received the Prospectus or Private Placement Memorandum, as the case may be.

(f)                                   Suitability.  In offering the Shares to any person, the Dealer Manager shall have reasonable grounds to believe after due inquiry that:

(i)            the person has the capability of understanding the fundamental aspects of the Company from either the person’s:

(A)                               employment experience;

(B)                               educational level;

(C)                               access to advice from qualified sources, such as attorneys, accountants and tax advisors; or

(D)                               prior experience with investments of a similar nature;

(ii)           the person has apparent understanding of:

(A)                               the fundamental risks and possible financial hazards of this type of investment;

(B)                               the risk that the person may lose the entire investment;

(C)                               the lack of liquidity of this investment;

(D)                               the restrictions on transferability of Shares;

(E)                                the background and qualification of:

(1)                                 the Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”);

(2)                                 the Company’s business manager, Inland Monthly Income Business Manager & Advisor, Inc. (the “Business Manager”);

(3)                                 the Company’s real estate managers, Inland National Real Estate Services, LLC and Inland National Real Estate Services II, LLC (collectively, the “Real Estate Managers”); and

(F)                                 the tax consequences of the investment;

(iii)          the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure;

(iv)          the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and

(v)           such other information as the Company may reasonably request.

The Dealer Manager shall maintain records documenting the basis upon which the Dealer Manager and each Soliciting Dealer determined the suitability of any persons offered Shares.  Further, the Dealer Manager shall have reasonable grounds to believe that the person satisfies the higher of the following suitability standards:

1.                                      a minimum annual gross income of $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of $70,000; or a minimum net worth of $250,000 (excluding home, home furnishings and automobiles); or

2.                                      the suitability standards set forth in the Subscription Agreement and the Prospectus or Private Placement Memorandum for investors residing in certain states or in Canada.

The Dealer Manager shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

(g)                                  Due Diligence.  Prior to offering the Shares for sale, the Dealer Manager shall have reasonable grounds to believe, based on information made available to the Dealer Manager by the Company, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares.  In determining the adequacy of the disclosure, the Dealer Manager may obtain, upon request, information on material facts relating at a minimum to the following:

(i)            items of compensation;

(ii)           Company properties;

(iii)          tax aspects;

(iv)          financial stability and experience of the Company and the Business Manager;

(v)           conflicts and risk factors; and

(vi)          appraisals and other pertinent reports.

Prior to the sale of the Shares, the Dealer Manager shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

(h)                                 10% Cap on Underwriting Compensation.  The Dealer Manager shall repay to the Company any compensation over FINRA’s ten percent (10.0%) cap on “underwriting compensation” (as defined by FINRA) if the Offering is abruptly terminated after the Company has received subscriptions for Shares resulting in gross offering proceeds equal to or greater than the Minimum Offering, but before the Company has received subscriptions for the maximum number of shares offered in the Offering.

7.                                      Expenses.  Subject to the reimbursement obligation of the Business Manager and its affiliates, the Company shall pay all fees and expenses arising from its obligations under this Agreement, including, but not limited to:

(a)                                 the expenses of printing the Registration Statement, the Prospectus, the Private Placement Memorandum and any amendment or supplement thereto and the expense of furnishing copies to the Dealer Manager of the Registration Statement, the Prospectus, the Private Placement Memorandum and any amendment or supplement thereto as herein provided;

(b)                                 the expenses of assembling and mailing materials related to the Offering, processing Subscription Agreements and generating advertising and sales materials, but excluding any expenses incurred in connection with advertising and sales materials generated by the Dealer Manager or any Soliciting Dealer;

(c)                                  the fees and expenses of the Company’s accountants and counsel in connection with the Offering, but excluding any legal fees for services provided to the Dealer Manager or any Soliciting Dealer;

(d)                                 the salaries and non-transaction based compensation paid to employees or agents of the Company or the Company’s sponsor for performing services for the Company;

(e)                                  the fees paid to the Company’s transfer agent;

(f)                                   the Commission’s registration fee;

(g)                                  the fees and expenses of any filing with FINRA or any Canadian provincial or territorial securities administrator;

(h)                                 the expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, including the expense of preparing and printing the blue sky survey; and

(i)                                     data processing fees, bank fees and other administrative expenses.

These fees and expenses, collectively referred to herein as “Issuer Costs” shall not exceed one and one-half percent (1.5%) of the gross proceeds of the offering of Shares on a “best efforts” basis.

8.                                      Privacy Act.

(a)                                 The Company and the Dealer Manager shall comply with all applicable federal, state and provincial regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act.  “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer shared by the Company and the Dealer Manager.

(b)                                 Subject to the provisions of the Gramm-Leach-Bliley Act, the Company and the Dealer Manager shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control.  In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

9.                                      Anti-Money Laundering.  The Company and the Dealer Manager shall comply with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001, Executive Order 13224 — Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA.  In accordance with these applicable laws and regulations, the Company and the Dealer Manager shall take reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons.  Further, the Company and the Dealer Manager shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request.  All parties will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law.  The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

10.                               Conditions of Obligations.  The Dealer Manager’s obligations hereunder shall be subject to the accuracy of the Company’s representations and warranties contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Section 5 and Section 7 hereof, and to the additional conditions set forth in Sections 10(a) and 10(b) below.

(a)                                 Effectiveness of Registration Statement.

(i)            The Registration Statement shall have become effective not later than 5:00 p.m., Chicago, Illinois time, on the day following the date of this Agreement, or such later time and date as the Dealer Manager and the Company shall have agreed (the “Effective Date”).

(ii)           No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or the Dealer Manager, no proceedings for that purpose have been instituted, threatened or contemplated by the Commission.

(iii)          Any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Dealer Manager’s counsel.

(b)                                 Accuracy of Registration Statement.  The Dealer Manager shall not have advised the Company that the Registration Statement, Prospectus or the Private Placement Memorandum, or any amendment or any supplement thereto, in the reasonable opinion of the Dealer Manager or the Dealer Manager’s counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

11.                               Indemnification.

(a)                                 Subject to the limitations set forth in this Section 11(a) and Sections 11(b) and 11(c) hereof, the Company shall indemnify and hold harmless the Dealer Manager, each Soliciting Dealer and each person, if any, who controls the Dealer Manager or any Soliciting Dealer within the meaning of the Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Private Placement Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company shall not be required to provide indemnity or hold the Dealer Manager harmless for any loss, liability, claim, damage or expense suffered by the Dealer Manager or the Company unless:

(i)            the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Company;

(ii)           the party seeking indemnification was acting on behalf of or performing services on behalf of the Company;

(iii)          the loss, liability claim, damage or expense was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and

(iv)          any loss, liability, claim, damage or expense is recoverable only out of the net assets of the Company and not from the personal assets of its Stockholders.

In no case shall the Company be liable under this Section 11(a) with respect to any loss, liability, claim, damage or expense suffered by a person seeking to be an Indemnified Party unless the Company shall have been notified in writing by the party seeking indemnity (in the manner provided in Section 14 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the Company shall not relieve the Company from any liability unless the failure to notify materially prejudices the Company’s defense of the claim.  The Company shall be entitled to participate, at the Company’s own expense, in the defense of, or if the Company so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by the Company and reasonably acceptable to the person seeking to be an Indemnified Party the defense of, any claim or suit for which the Indemnified Party seeks indemnification hereunder.

If the Company elects to assume the defense of any such suit and retains counsel, the Company shall not be liable under this Section 11 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless:

(A)                               the employment of counsel by the Indemnified Party has been authorized by the Company;

(B)                               the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company; or

(C)                               the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the Company.

The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(1)                                 the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company;

(2)                                 the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves advancement; and

(3)                                 the Indemnified Party receiving the advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if indemnity is later found not to be proper.

Notwithstanding the foregoing provisions of this Section 11, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager or any Soliciting Dealer for use in the Registration Statement or Private Placement Memorandum (or any amendment thereof) or the Prospectus (or any supplement thereto); provided further, that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus or Private Placement Memorandum but eliminated or remedied in any amendment or supplement thereto, the Company shall have no obligation to provide indemnity to the Dealer Manager or any Soliciting Dealer if a copy of the Prospectus (or Private Placement Memorandum, if applicable) as so amended or supplemented was not sent or given by the Dealer Manager or the Soliciting Dealer to the ultimate purchaser of Shares at or prior to the time the subscription was accepted by the Company; but only if a copy of the Prospectus or Private Placement Memorandum (as so amended or supplemented) had been supplied by the Company to the Dealer Manager or any Soliciting Dealer prior to acceptance.  The Company’s obligations hereunder shall be in addition to any other obligations the Company may have under applicable law.

(b)                                 The Company’s obligations under this Section 11 are further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i)            there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to the Dealer Manager or the Soliciting Dealer;

(ii)           the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or

(iii)          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of any state, provincial or territorial securities regulatory authority in which securities of the Company were offered and sold respecting the availability or propriety of indemnification for securities law violations.

(c)                                  The Dealer Manager agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act:

(i)            to the same extent as in the foregoing indemnity from the Company to the Dealer Manager and each Soliciting Dealer, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to the Dealer Manager or any Soliciting Dealer furnished in writing by the Dealer Manager or the Soliciting Dealer or on the Dealer Manager’s or Soliciting Dealer’s behalf for use in the Registration Statement or the Prospectus or the Private Placement Memorandum, or any amendment or supplement thereto; and

(ii)           for any violation by the Dealer Manager or any Soliciting Dealer of any applicable state, provincial, territorial or federal law or any rule, regulation or instruction thereunder, provided that the violation is not committed in reliance on any violation by the Company of any law, rule, regulation or instruction.

The Dealer Manager further agrees to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as the losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of the Dealer Manager (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) that is effected other than in accordance with the terms hereof or the blue sky survey supplied to the Dealer Manager by the Company (a “Non-Permitted Sale”), whether the Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the blue sky survey, by a sale in a jurisdiction in which the Dealer Manager or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in the jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations.  The obligations of the Dealer Manager hereunder shall be in addition to any other obligations the Dealer Manager may have under applicable law.

(d)                                 The notice provisions contained in Section 11(a) hereof, relating to notice to the Company, shall be equally applicable to the Dealer Manager if the Company or any controlling person of the Company seeks indemnification pursuant to Section 11(c) hereof.  In addition, the Dealer Manager may participate in the defense, or assume the defense, of any such suit so sought under Section 11(c) hereof and have the same rights and privileges as the Company enjoys with respect to suits under Section 11(c) hereof.

(e)                                  By virtue of entering into the Soliciting Dealer Agreement, the Dealer Manager will cause each Soliciting Dealer to severally agree to indemnify and hold harmless the Company, the Dealer Manager and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act from and against any losses, liabilities, claims, damages and expenses (or actions, proceedings or investigations in respect thereof) to which the Company, the Dealer Manager and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act may become subject, under the Securities Act or otherwise, as more fully described in the Soliciting Dealer Agreement.

12.                               Termination of this Agreement.  This Agreement may be terminated by the Dealer Manager in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.

In any case, this Agreement shall terminate at the close of business on the Termination Date.  Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party other than as provided in Section 7 and Section 11 hereof, which shall survive termination.

13.                               Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or any person who controls the Dealer Manager, or by or on behalf of the Company, and shall survive the Termination Date.

14.                               Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, to:	Inland Monthly Income Trust, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Roberta S. Matlin
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

with copies to:	Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, IL 60601
	Attention:	Michael J. Choate
	Telephone:	(312) 836-4066
	Facsimile:	(312) 275-7554

If to the Dealer Manager, to:	Inland Securities Corporation
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Roberta S. Matlin
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

15.                               Reference to Inland Securities Corporation.  All references herein to the Dealer Manager or Inland Securities Corporation hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

16.                               Parties.  This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company and the successors and assigns of the Dealer Manager and the Company.  This Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, shall not include any purchaser of Shares as such.

17.                               Applicable Law.  This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

18.                               Effectiveness of Agreement.  This Agreement shall become effective at 6:00 p.m., Chicago, Illinois time, on                     , [        ], or at such earlier time as the Dealer Manager and the Company agree.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

INLAND MONTHLY INCOME TRUST, INC.,
A MARYLAND CORPORATION

By:
Name:	JoAnn M. Armenta
Title:	President

Accepted as of the date

first above written:

INLAND SECURITIES CORPORATION,
A DELAWARE CORPORATION

By:
Name:	Roberta S. Matlin
Title:	Vice President

DEALER MANAGER AGREEMENT

INLAND MONTHLY INCOME TRUST, INC.  INITIAL PUBLIC OFFERING

EXHIBIT A

INLAND SECURITIES CORPORATION

FORM OF SOLICITING DEALER AGREEMENT

INLAND MONTHLY INCOME TRUST, INC.
INITIAL PUBLIC OFFERING

[              ], 201[    ]

«DD_CONTACT»

«BD»

«SUITE»

«ADDRESS»

«CITY», «STA»  «ZIP»

Dear «SAL»:

We have entered into an agreement (the “Dealer Manager Agreement”) with Inland Monthly Income Trust, Inc., a Maryland corporation (the “Company”), under which we have agreed to use our best efforts to solicit subscriptions for shares of the Company’s common stock, par value $0.001 per share (each a “Share” and collectively, the “Shares”).  The Company is offering an aggregate maximum of up to 150,000,000 Shares at a price of $10.00 per Share on a “best efforts” basis and up to 30,000,000 Shares issued pursuant to the Company’s distribution reinvestment plan at a price of $9.50 per Share (collectively, the “Offering”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus (as defined herein).

In connection with performing our obligations under the Dealer Manager Agreement, we are authorized to retain the services of securities dealers who are members (each, a “Soliciting Dealer”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions.  You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Shares in accordance with the following terms and conditions of this Soliciting Dealer Agreement (the “Agreement”).

1.             Registration Statement and Prospectus.  A registration statement (File No. 333-176775)  on Form S-11 with respect to an aggregate of 180,000,000 Shares has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.  The registration statement, which includes a prospectus, became effective on [                      ], 201[    ].  Copies of the registration statement and prospectus contained therein are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus first filed pursuant to Rule 424(b).  The 180,000,000 Shares and the Offering are more particularly described in the Prospectus.  Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request and may be provided to you in electronic version by us or by the

1

Company.  We will also provide you with reasonable quantities of any supplemental literature prepared or approved by the Company for use in the Offering.

2.             Offering and Sale of the Shares.

(a)           Compliance with Laws.  You may undertake solicitation and other activities only in accordance with this Agreement, and any requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Commission, the blue sky survey hereinafter referred to and the rules of FINRA, specifically including, but not in any way limited to, NASD Rules 2440 and FINRA Rules 2310, 5110, 5130 and 5141 therein, and any successors to such rules, applicable to the offer and sale of Shares (including, without limitation, any resales or transfers of Shares).

(b)           Suitability.  In offering the Shares to any person, you must have reasonable grounds to believe after due inquiry that:

(i)            the person has the capability of understanding the fundamental aspects of the Company from either the person’s: (A) employment experience; (B) educational level; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; or (D) prior experience with investments of a similar nature;

(ii)           the person has apparent understanding of the: (A) fundamental risks and possible financial hazards of this type of investment; (B) risk that the person may lose the entire investment; (C) lack of liquidity of this investment; (D) restrictions on transferability of Shares; (E) background and qualification of: (1) the Company’s sponsor, Inland Real Estate Investment Corporation (the “Sponsor”); (2) the Company’s business manager, Inland Monthly Income Business Manager & Advisor, Inc. (the “Business Manager”); and (3) the Company’s real estate managers, Inland National Real Estate Services, LLC and Inland National Real Estate Services II, LLC (collectively, the “Real Estate Managers”); and (F) the tax consequences of the investment;

(iii)          the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure;

(iv)          the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and

(v)           such other information as we may reasonably request.

You shall maintain records describing the basis upon which you determined the suitability of any persons offered Shares.  Further, you shall have reasonable grounds to believe the person satisfies the higher of the following suitability standards:

2

1.     a minimum annual gross income of at least $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of at least $70,000; or a minimum net worth of at least $250,000 (excluding home, home furnishings and automobiles); or

2.     the suitability standards set forth in the Subscription Agreement attached as Appendix C-1 to the Prospectus (the “Subscription Agreement”) and the Prospectus for investors residing in certain states.

You shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

(c)           Delivery Obligation.

(i)            You shall deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended, prior to the tender of his or her Subscription Agreement;

(ii)           You shall comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of ninety (90) days after the first date upon which the Shares were offered to the public; and

(iii)          You shall deliver, in accordance with applicable law or as prescribed by any state securities administrator, to any person a copy of (i) any prescribed document included within the Registration Statement and (ii) any exhibits to the Registration Statement.

If you intend to electronically deliver the Prospectus to any person, you shall comply with all requirements promulgated by the Commission for electronic delivery.

(d)           Sales Literature.  You may use and distribute in conjunction with the Offering only that sales literature and advertising as shall have been previously approved in writing by us, provided, that you shall not deliver any sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus.

(e)           No Additional Information.  Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company.  You shall not publish, circulate or otherwise

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use any other advertisement or solicitation material without our prior written approval.  You are not authorized to act as our agent in any respect, and you shall neither act as our agent nor purport to act as our agent.

(f)            Jurisdictions.  We will inform you as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or “blue sky” laws of the jurisdictions; provided, however that neither we nor the Company has assumed, and will not assume, any obligation or responsibility as to your qualification or your right to act as a broker or dealer with respect to the Shares in any jurisdiction.  You shall not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt.  The blue sky survey that has been, or will be, furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.  Under no circumstances shall you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

(g)           Adequate Due Diligence.  Prior to offering the Shares for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company, its affiliates or related parties through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares.  In determining the adequacy of disclosed facts pursuant to the foregoing, you may obtain, upon request, information on material facts relating at a minimum to the following:

(i)            items of compensation;

(ii)           Company properties;

(iii)          tax aspects;

(iv)          financial stability and experience of the Company and the Business Manager;

(v)           conflicts and risk factors; and

(vi)          appraisals and other pertinent reports.

Notwithstanding the foregoing, you may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

(vii)         the other Soliciting Dealer has reasonable grounds to believe that the inquiry was conducted with due care;

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(viii)        the results of the inquiry were provided to you with the consent of the other Soliciting Dealer conducting or directing the inquiry; and

(ix)           no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.

(h)           Investor Disclosure.  Prior to the sale of the Shares, you shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

3.             Escrow, Subscription Agreements and Subscriber Funds.

(a)           Prior to the time the Company has received subscriptions for Shares resulting in gross offering proceeds equal to at least $2,000,000, excluding for these purposes any funds received from Affiliated Persons, Tennessee Subscribers and Pennsylvania Subscribers (as those terms are used in the Dealer Manager Agreement) (the “Minimum Offering”) (and, with respect to Tennessee Subscribers and Pennsylvania Subscribers, gross offering proceeds equal to at least $20,000,000 and $75,000,000, respectively):

(i)            You shall instruct those persons desiring to purchase Shares to make their checks payable to “UMB Bank, Escrow Agent for Inland Monthly Income Trust, Inc.”

(ii)           If you conduct your internal supervisory procedures at the location where Subscription Agreements and checks are initially received, you shall conduct your suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to UMB Bank, N.A. (the “Escrow Agent”), by the end of the next business day following your receipt of the Subscription Agreement and the check.

(iii)          If your internal supervisory procedures are to be performed at a different location (the “Final Review Office”), you shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check.  The Final Review Office shall, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to the Escrow Agent.

(b)           At and after the time the Company has received subscriptions for Shares resulting in gross offering proceeds equal to at least the Minimum Offering (and, with respect to Tennessee Subscribers and Pennsylvania Subscribers, gross offering proceeds equal to at least $20,000,000 and $75,000,000, respectively):

(i)            You shall instruct persons desiring to purchase Shares to make their checks payable to “Inland Monthly Income Trust, Inc.”

(ii)           If you conduct your internal supervisory procedures at the location where Subscription Agreements and checks are initially received, you shall conduct your suitability review of each transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check to directly to the Company, by the end of the next business day following your receipt of the Subscription Agreement and the check.

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(iii)          If the internal supervisory procedures are to be performed at the Final Review Office, you shall transmit each Subscription Agreement and check to the Final Review Office by the end of the next business day following your receipt of the Subscription Agreement and check.  The Final Review Office must, by the end of the next business day following its receipt of the Subscription Agreement and check, conduct its suitability review of the transaction and, if the transaction is suitable and the paperwork is in good order, forward the Subscription Agreement to us and forward the check directly to the Company.

(iv)          If you receive a check that is made payable to the Escrow Agent, we shall deposit such check with the Escrow Agent for payment to the Company at its request.

(c)           The Company reserves the unconditional right to reject any Subscription Agreement (except for subscriptions through the Company’s distribution reinvestment plan).  Except as otherwise directed by the Company, if any Subscription Agreement solicited by you is rejected by the Company, we shall direct the Escrow Agent to promptly return the check to the rejected subscriber.

4.             Soliciting Dealer Compensation.

(a)           Selling Commission.  As compensation for services rendered hereunder, we shall pay to you, subject to the terms and conditions set forth herein, the following:

(i)            a selling commission equal to up to seven percent (7.0%) of the price paid per Share for all Shares sold (except for Special Sales (as defined below)) on a “best efforts” basis for which you have acted as Soliciting Dealer pursuant to this Agreement (the “Selling Commission”). Any Selling Commission earned by you shall be payable to you by us solely from the proceeds of selling commissions paid to us by the Company for the sale of its Shares, and will not be paid until any and all commissions payable by the Company to us have been received by us;

(ii)           a marketing contribution in an amount equal to up to one and one-half percent (1.5%) of the gross offering proceeds from Shares sold on a “best efforts” basis for which you have acted as Soliciting Dealer hereunder (the “Marketing Contribution”). Any Marketing Contribution earned by you shall be payable to you by us solely from the proceeds of marketing contributions paid to us by the Company, and will not be paid until any and all marketing contributions payable by the Company to us have been received by us; and

(iii)          a reimbursement for any bona fide out-of-pocket, itemized and detailed due diligence expenses in an amount up to one-half of one percent (0.5%) of the price per Share for all Shares sold on a “best efforts” basis for which you have acted as Soliciting Dealer hereunder, which may be reimbursed, in the Company’s sole discretion, from amounts paid as the Marketing Contribution or from Issuer Costs (as defined in Section 7 of the Dealer Manager Agreement).  We may advance to you certain marketing expenses for items such as Soliciting Dealer conferences.  Any such advances incurred by you will be later deducted from any Marketing Contribution that may otherwise be paid to you.  You may reallow all or any portion of the Marketing Contribution to any of your registered representatives to the extent permitted under applicable law and regulations including federal and state securities laws, any rules or regulations thereunder and the rules and regulations of FINRA.

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(b)           Volume Discounts.

(i)            Notwithstanding the provisions set forth above, and subject to certain conditions and exceptions explained below, the Selling Commission to be paid to you shall be reduced for Shares sold to single investors who make an initial cash investment or, in the aggregate, combined additional investments of at least $500,000.00 through the same Soliciting Dealer.  The per Share discount will apply to the specific range of each Share purchased in the total volume ranges set forth in the following schedule:

Amount of Selling Commission	Volume Range of Purchaser’s Investment		Maximum Reallowable Commission
Volume Discount	From	To	Per Share
1%	$500,001	$1,000,000	6%
2%	$1,000,001	$2,000,000	5%
3%	$2,000,001	$3,000,000	4%
4%	$3,000,001	$4,000,000	3%
5%	$4,000,001	$5,000,000	2%
6%	$5,000,001	and over	1%

Any reduction in the amount of the Selling Commissions in respect of volume discounts received will be credited to the investor in the form of additional Shares.

As an example, a single purchaser who invests $1,250,000 in Shares would receive 126,015 Shares rather than 125,000 Shares and would pay selling commission of $77,500.  The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 50,000 Shares at a cost of $10.00 per Share (selling commissions of $.07 per Share); for the next $500,000 invested, the purchaser would acquire 50,505 Shares at a cost of $9.90 per Share (selling commissions of $.06 per Share); and for the last $250,000 invested, the purchaser would acquire 25,510 Shares at a cost of $9.80 per Share (selling commissions of $.05 per Share).

(i)            To the extent reasonably practicable, you shall combine purchases for the purpose of qualifying for a volume discount and crediting a purchaser or purchasers with additional Shares for the above described volume discount; provided that all combined purchases are made through you and approved by the Company.  For these purposes, the Company will combine subscriptions made in the Offering by the same purchaser with other subscriptions in the Offering for the purpose of computing amounts invested.  Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common.  For these purposes, a “primary household group” includes the purchaser, the purchaser’s spouse or “domestic or life partner” and all of the purchaser’s unmarried children under the age of twenty-one (21).  For primary household group purposes, “domestic or life partners” means

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any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.  Purchases by tax-exempt or non tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases.  You acknowledge and agree that purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested may have adverse tax consequences to the investor and shall advise the investor accordingly.  The investor must mark the “Additional Investment” space on the Subscription Agreement signature page and provide a Letter of Instruction to identify the accounts to be combined in order for purchases to be combined.  The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space and provide a Letter of Instruction.

(ii)           In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint.  For example, a person investing $50,000 who previously invested $490,000 may combine these amounts to reach the $500,001 breakpoint entitling the person to a lower sales commission on the $50,000 investment.  If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of the combined purchases will be credited on a pro rata basis.  If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of the combined purchases will be credited to the last component purchase unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(iii)          Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5.0%) on any purchase of Shares if the investor owns, or may be deemed to own, any Shares prior to subscribing.  This restriction may limit the amount of the volume discount after the purchaser’s initial purchase and the amount of additional Shares that may be credited to a purchaser as a result of combining purchases.

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(c)           No Commissions in Respect of Special Sales.  No Selling Commission or Marketing Contribution shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation or any of its directors, officers, employees or affiliates, or the sale of Shares to Inland Securities Corporation or any of its or the Company’s directors, officers, employees or affiliates.  You shall not be entitled to receive any compensation attributable to any of these purchase(s).  You acknowledge and agree that all sales of Shares described in this Section 4(c) shall comply, and be made in accordance, with the rules of FINRA, specifically including, but not in any way limited to, FINRA Rule 5130 therein.

Further, certain other Special Sales will be effected directly by the Company and not pursuant to this Agreement, and no Selling Commission shall be payable in connection with these Special Sales.  For purposes of this Agreement, “Special Sale” shall mean: (i) the sale of shares to each Soliciting Dealer and to any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of Selling Commissions for $9.30 per Share; (ii) Shares credited to an investor as a result of a volume discount; (iii) the sale of Shares to certain investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature.  The Marketing Contribution will not be paid in respect of any Special Sales, except for Shares credited to an investor as a result of a volume discount.  You acknowledge and agree that all sales of Shares described in the foregoing paragraph of this Section 4(c) shall comply, and be made in accordance, with the rules of FINRA, specifically including, but not in any way limited to, FINRA Rule 5130 therein.

(d)           Commissions after the Rejection of a Subscriber.  No commission shall be payable on any subscription rejected by the Company.  The Company may reject a subscription for any reason or for no reason.  Accordingly, the authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) resides solely in us, in our capacity as the Dealer Manager and processing broker-dealer.

5.             Notice of Reservation.  We reserve the right to notify you by facsimile, e-mail or by other means of the number of Shares reserved for sale by you.  These Shares will be reserved for sale by you until the time specified in our notice to you.  Sales of any reserved Shares after the time specified in the notice or any requests for additional Shares will be subject to rejection in whole or in part.

6.             Dealer Manager Authority; Liability.  We shall have full authority to take any action we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder.  We shall not be liable to you for any loss, liability, claim, damage or expense whatsoever except for obligations expressly assumed by us hereunder; provided further, that nothing in this paragraph shall be deemed to relieve the undersigned from any liability imposed by the Securities Act.

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7.             Privacy Act.

(a)           You shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act.  Privacy provisions of the Gramm-Leach-Bliley Act limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in this Agreement.  “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer provided or shared by the Company, us and you.

(b)           Subject to the provisions of the Gramm-Leach-Bliley Act, you shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in your control.  In the event of any improper disclosure of customer information, the party responsible for the improper disclosure agrees to immediately notify the other party hereto of such disclosure.

8.             Anti-Money Laundering.  You shall comply with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001, Executive Order 13224 — Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. In accordance with these applicable laws and regulations, you shall take reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons.  Further, you shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request.  You shall manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any of the other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law.  The Company and we reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

9.             Indemnification.

(a)           We and the Company shall jointly and severally indemnify and hold harmless you, your officers, directors, employees and agents (the “Soliciting Dealer Indemnified Parties”), from and against any losses, claims, damages or liabilities to which you, they or any of you or them, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused thereby or otherwise arise out of or are based upon any breach of this Agreement, by any of us, the Company or the Business Manager, or (i) any untrue statement or alleged untrue statement of a material fact contained in (x) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or

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any supplement thereto, (y) any supplemental sales materials prepared by us or the Company for use with potential investors in connection with the Offering and provided to you (the “Authorized Sales Materials”) or (z) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any application, document or information being hereinafter referred to as a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus, in any Authorized Sales Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. We, the Company and the Business Manager shall reimburse the Soliciting Dealer Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the Soliciting Dealer Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.

(b)           You shall indemnify and hold harmless us, the Company and our respective officers, directors, employees and agents (the “Company Indemnified Parties”, and together with the Soliciting Dealer Indemnified Parties, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of this Agreement by you or (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make any statements, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by you, or your authorized agents or representatives, in connection with the offer and sale of Shares, and was not based on any untrue statement or alleged untrue statement or omission or alleged omission made by any Company Indemnified Party to you, your authorized agents or representatives, on which you or your affiliates, officers, directors, employees and agents duly relied.  You shall reimburse the Company Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the Company Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.

(c)           Promptly after receipt by an Indemnified Party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, the Indemnified Party shall, if a claim in respect thereof is to be made hereunder against the Indemnifying Party, notify the indemnifying party in writing of the commencement thereof; provided, that the failure of the Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any Indemnified Party under that subsection, except to the extent that it has been materially prejudiced

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(through the forfeiture of substantive rights or defenses) by that failure. In case any action is brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to that indemnified party.

(d)                                 An Indemnified Party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to that indemnified party for any legal expenses of any other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If, however, the Indemnified Party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to retain counsel of its choice and the reasonable legal and other expenses incurred by the Indemnified Party shall be borne by the indemnifying party.

(e)                                  Each Indemnified Party receiving reimbursement of reasonable legal and other expenses undertakes to repay the funds advanced by the indemnifying party, in cases in which the Indemnified Party is thereafter found not to be entitled to indemnification hereunder.

(f)                                    If the indemnification provided for in this Section 11 is unavailable to any Indemnified Party under paragraphs (a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages or expenses (i) in the proportion as is appropriate to reflect the relative benefit of the Company or us on the one hand, and you on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above but also the relative faults of the Company or us on the one hand, and you on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and us on the one hand, and you on the other, shall be deemed to be in the same proportion as the total net proceeds from the sales of the Shares by the Company and its affiliates (after deducting any amounts payable to you) bear to the total discounts, commissions and other compensation retained by you.  The relative fault of the Company or us, and you on the other hand, shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact was made, directly or indirectly, by the Company or us or any of our affiliates on the one hand, or you on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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10.                                 Termination of Agreement.  This Agreement, except for the provisions of Section 6 and Section 9 hereof, may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Section 6 and Section 9 hereof, each of which shall terminate seven (7) years from the date hereof.

11.                                 Company as Party to Agreement.  The Company shall be a third party beneficiary to your representations, warranties, covenants and agreements contained in Section 9.  The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is a third party beneficiary.

12.                                 Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:  (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager, to:	Inland Securities Corporation
2901 Butterfield Road
Oak Brook, IL 60523
	Attention:	Roberta S. Matlin
	Telephone:	(630) 218-8000
	Facsimile:	(630) 218-4955

with copies to:	Shefsky & Froelich Ltd.
111 E. Wacker Drive, Suite 2800
Chicago, IL 60601
	Attention:	Michael J. Choate
	Telephone:	(312) 836-4066
	Facsimile:	(312) 275-7554

If to the Soliciting Dealer, to:

13.                                 Applicable Law.  This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

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14.                                 Not a Separate Entity.  Nothing herein contained shall constitute you, Inland Securities Corporation, the other Soliciting Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Agreement.  Your indicated acceptance thereof shall constitute a binding agreement between you and us.

Very truly yours,

INLAND SECURITIES CORPORATION

By:	Roberta S. Matlin
Title:	Vice President
Date:

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement.  We hereby represent that we will comply with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws including the rules and regulations thereunder.  We confirm that we are a member in good standing of FINRA and represent that we will comply with the rules and regulations promulgated by FINRA.

Dated:

Name of Soliciting Dealer:

CRD Number:

Federal Employer Identification Number:

By:
Authorized Signature	Please print Name and Title

Kindly have checks representing commissions forwarded as follows (if different than above):

(Please type or print)

Name of Firm:

Address
Street:
City:
State and Zip Code:
(Area Code) Telephone No.:

Attention:

SOLICITING DEALER AGREEMENT

INLAND MONTHLY INCOME TRUST, INC.  INITIAL PUBLIC OFFERING